Exhibit

32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS

ADOPTED PURSUANT TO SECTION 906 OF

THE

SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly Report of Age Research, Inc. (the "Company") on Form 10-QSB/A for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on January 12, 2004 (the "Report"), I, Richard F. Holt, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

  The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Richard F. Holt

Richard F. Holt

Chief Executive Officer &

Chief Financial Officer